UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2017

Riverview Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	333-201017	38-3917371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3901 North Front Street, Harrisburg, PA	17110
(Address of principal executive offices)	(Zip Code)

(717) 957-2196

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 1.01	Entry into a Material Definitive Agreement.

On January 17, 2017, Riverview Financial Corporation (the “Company”), the holding company for Riverview Bank, entered into a Stock Purchase Agreement (the “Purchase Agreement”) with certain accredited investors and qualified institutional buyers (the “Purchasers”) pursuant to which the Company expects to sell, in a private placement transaction, 269,885 shares of its no par value common stock (the “Common Shares”), at a purchase price of $10.50 per share, and 1,348,809 shares of a new series of convertible perpetual non-voting preferred stock, Series A (the “Preferred Shares”), at a purchase price of $10.50 per share (the “Offering”). The Preferred Shares will be convertible into Common Stock and a new class of non-voting common stock, no par value, subject to approval of such non-voting common stock by the Company’s shareholders (together with the Common Shares and the Preferred Shares, the “Shares”). The gross proceeds of the Offering are expected to be approximately $17.0 million. Net proceeds of the Offering, after payment of placement agent fees and other expenses of the Offering, are anticipated to be approximately $16.0 million. The parties anticipate that the closing of the Offering will occur in late January.

The Purchase Agreement contains customary representations, warranties and covenants made by the Company and the Purchasers. The form of Purchase Agreement is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference. The description of the Purchase Agreement is a summary, and is qualified in its entirety by reference to the form of Purchase Agreement.

Pursuant to the terms of the Purchase Agreement, prior to closing, the Company and the Purchasers will enter into a registration rights agreement under which the Company will agree, in the event it files a registration statement with the Securities and Exchange Commission (the “SEC”) to register shares of its capital stock, to also include registration of the Shares in such registration statement.

In addition, pursuant to the terms of the Purchase Agreement, prior to closing, Castle Creek Capital Partners VI, L.P. (“Castle Creek”) will enter into side letter agreements with the Company. Under the terms of these side letter agreements, (i) Castle Creek will be entitled to have one representative appointed to the Company’s board of directors for so long as Castle Creek continues to own the greater of 50% or more of its purchased Shares or 5% of the Company’s outstanding stock of any class. In addition, the Company agreed to reimburse Castle Creek’s legal fees, up to a maximum of $25,000, incurred in connection with its participation in the private placement transaction. The side letter also provides Castle Creek with pre-emptive rights to maintain its percent ownership with respect to stock issued for capital raising/financing purposes.

The rights, preferences, and privileges of the Series A preferred stock will be set forth in Articles of Amendment to the Company’s Articles of Incorporation, which the Company intends to file with the Pennsylvania Department of State, Corporation Bureau, prior to the closing of the private placement transaction. The Series A preferred stock will have the following terms:

•

Dividends: Holders of the Series A preferred stock will be entitled to receive dividends when, as, and if declared by the Company’s board of directors, in the same per share amount as paid on the number of shares of common stock with respect to the number of shares of common stock into which the shares of Series A preferred stock would be converted in accordance with the Articles of Amendment, and no dividends would be payable on the common stock unless a dividend identical to that paid on the common stock is payable at the same time on the Series A preferred stock on an as-converted basis.

•	Conversion: Each share of Series A preferred stock will automatically convert into one share of non-voting common stock effective as of the close of business on the date that the Company obtains shareholder approval for and files an amendment to the Articles of Incorporation to authorize a class of non-voting common stock. Unless the shares of Series A preferred stock have previously been converted into shares of non-voting common stock as described above, each share of Series A preferred stock will automatically convert into one share of voting common stock upon a “Permissible Transfer” of such shares of Series A preferred stock to a non-affiliate of such holder or may be converted into one share of voting common stock at any time, provided that, upon such conversion, the holder and its affiliates will not own more than 9.9% of the Company’s voting securities, or such greater amount as shall have been indicated to be non-objectionable to bank regulatory authorities. A “Permissible Transfer” is a transfer by the holder of Series A preferred stock (i) to the Company; (ii) in a widely distributed public offering of voting common stock or Series A preferred stock; (iii) that is part of an offering that is not a widely distributed public offering of voting common stock or Series A preferred stock but is one in which no one transferee acquires the rights to receive 2% or more of any class of voting securities; (iv) that is part of a transfer of voting common stock or Series A preferred stock to an underwriter for the purpose of conducting a widely distributed public offering; (v) to a transferee that controls more than 50% of the voting securities of the Company without giving effect to such transfer; or (vi) that is part of a transaction approved by the Board of Governors of the Federal Reserve System.

•	Priority: The Series A preferred stock will rank, as to payments of dividends and distribution of assets upon dissolution, liquidation or winding up of the Company pari passu with the common stock pro rata on an as-converted basis.

•	Voting: Holders of Series A preferred stock will have no voting rights except as may be required by law. If the holders of Series A preferred stock are entitled by law to vote as a single class with the holders of outstanding shares of common stock, each share of Series A preferred stock shall be entitled to a number of votes equal to the number of shares of common stock into which such share is convertible.

•	Preemptive Rights: Holders of Series A preferred stock will have no preemptive rights, except for the rights in the Castle Creek side letter, described above.

•	Redemption: The Series A preferred stock will not be redeemable by either the Company or by the holder.

The Company plans to use the additional capital raised through the Offering for general corporate purposes, including to use in connection with future acquisitions, if any, and to contribute capital to Riverview Bank for it to make loans and other investments.

Item 7.01	Regulation FD

In connection with the Offering, the Company made presentations to potential investors. The presentation is attached to this Current Report as Exhibit 99.1, and is incorporated by reference herein.

Item 8.01	Other Events.

On January 18, 2017, the Company issued a press release announcing the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Important Information

Certain investments discussed in this Current Report on Form 8-K involve the sale of securities in private transactions that will not be registered under the Securities Act of 1933 and will be subject to the resale restrictions under that Act. Such securities may not be offered or sold absent registration or an applicable exemption from registration. This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of the Company’s goals and expectations with respect to the private placement and use of the proceeds of the private placement and (ii) statements preceded by, followed by, or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. These statements are based upon the current belief and expectations of the Company’s management team and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that the future events, plans, or expectations contemplated by the Company will be achieved. Additional factors that could cause other Company’s results to differ materially from those described in the forward-looking statements include, but are not limited to: our ability to achieve the intended benefits of acquisitions and integration of previously acquired businesses; restructuring initiatives; changes in interest rates; economic conditions, particularly in our market area; legislative and regulatory changes and the ability to comply with the significant laws and regulations governing the banking and financial services business; monetary and fiscal policies of the U.S. government, including policies of the U.S. Department of Treasury and the Federal Reserve System; credit risk associated with lending activities and changes in the quality and composition of our loan and investment portfolios; demand for loan and other products; deposit flows; competition; changes in the values of real estate and other collateral securing the loan portfolio, particularly in our market area; changes in relevant accounting principles and guidelines; and inability of third party service providers to perform. All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Castle Creek Side Letters – Contained as Exhibits E and F of Exhibit 10.2 of this Current Report

10.2	Securities Purchase Agreement, dated January 17, 2017

99.1	Investor Presentation Materials

99.2	Press Release, dated January 18, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

RIVERVIEW FINANCIAL CORPORATION
(Registrant)

Dated: January 18, 2017	/s/ Kirk D. Fox
Kirk D. Fox
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Castle Creek Side Letters – Contained as Exhibits E and F of Exhibit 10.2 of this Current Report

10.2	Securities Purchase Agreement, dated January 17, 2017

99.1	Investor Presentation Materials

99.2	Press Release, dated January 18, 2017.